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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



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
                                                                                                        State of
                                                                                 Percentage of       Incorporation
              Parent                             Subsidiary                     Ownership           or Organization
----------------------------------   ---------------------------------          -----------       -------------------
Sho-Me Financial Corporation         1st Savings Bank, f.s.b.                         100%              Federal
1st Savings Bank, f.s.b.             First Savings Financial Corporation              100%              Missouri

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